Press Release Source: Composite Technology Corporation

Composite Technology's DeWind Announces Order for D8.2 Turbines

XRG Places Order Valued in Excess of $40 Million

IRVINE, Calif., March 29 /PRNewswire-FirstCall/ -- Composite Technology Corporation (CTC) (OTC Bulletin Board: CPTC - News) announced today that its subsidiary DeWind, Inc., has received an order from XRG Development Partners LLC (XRG) for the delivery and service of 18 DeWind 2 megawatt D8.2 wind turbines. The contract value is in excess of $40 million and the turbines are scheduled for delivery in late 2007 to XRG's project site in Minnesota. This is the initial order for what both companies expect to be a long term relationship for as many as 750 turbines over the next five years.

Michael Porter, President of CTC and DeWind Inc, stated, "We are pleased that our advanced D8.2 turbine has been chosen for XRG's Minnesota site. This will be the first wind farm to use our D8.2 equipped with the Voith WinDrive® which allows high voltage power to be sent directly to the grid without the necessity for power conversion electronics. The turbines will be manufactured at the TECO Westinghouse facility in Texas."

James Carkulis, Manager of XRG, said, "This is the first turbine order for what we expect to be a long-term arrangement with DeWind for the purchase of over 1500 MW of turbines for our projects through 2012."

About XRG:

XRG Development Partners, LLC, part of Exergy Development Group of Idaho LLC, which is involved with renewable energy projects and distributed generation solutions throughout the United States. The Group has 19 wind projects in the design or construction stage and offers a full range of services including design, engineering, financing, construction and operations.

About CTC:

Composite Technology Corporation, based in Irvine, California, USA develops, manufactures and sells high performance electrical transmission and renewable energy generation products through its subsidiaries:

* DeWind Inc., produces sells, and licenses the DeWind series of wind energy turbines including the 50Hz D6 rated at 1.25 megawatts (MW) and the 50Hz D8 rated at 2 MW, both noted for their reliability. In 2007, the first new 2 MW D8.2 turbines are planned to be delivered to North American customers from assembly operations at TECO Westinghouse Motor Company in Texas. The D8.2 utilizes the advanced WinDrive®
hydrodynamic torque converter developed by Voith AG with a synchronous AC generator that is able to connect directly to the grid at high voltage without the use of power conversion electronics. The DeWind D8.2 will be available in both a 60Hz and 50Hz version.

* CTC Cable Corporation produces composite rod for use in its proprietary ACCC (aluminum conductor composite core). ACCC conductors virtually eliminate the sag in power lines caused by high current and high line temperatures. ACCC conductors also reduce electricity line losses, and have demonstrated significant savings in capital and operating expenses when substituted for other conductors. ACCC conductors enable grid operators to reduce blackouts and brownouts, providing a 'reserve electrical capacity' by operating at higher temperatures. ACCC conductors are an innovative economical solution for reconductoring power lines, constructing new lines and crossing large spans. ACCC composite rod is delivered to qualified conductor manufacturers worldwide for local ACCC conductor production and resale into local markets.

For further information visit our websites: www.compositetechcorp.com & www.eunrg.com

For Investor Relations Contact: James Carswell, +1-949-428-8500

This press release may contain forward-looking statements, as defined in the Securities Reform Act of 1995 (the "Reform Act"). The safe harbor for forward-looking statements provided to companies by the Reform Act does not apply to Composite Technology Corporation (Company). However, actual events or results may differ from the Company's expectations on a negative or positive basis and are subject to a number of known and unknown risks and uncertainties including, but not limited to, competition with larger companies, development of and demand for a new technology, risks associated with a startup company, the ability of the company to convert quotations and framework agreements into firm orders, our customers' fulfillment of payment obligations under the respective supply agreement, our ability to deliver reliable turbines on a timely basis, general economic conditions, the availability of funds for capital expenditure by customers, availability of timely financing, cash flow, securing sufficient quantities of essential raw materials, timely delivery by suppliers, ability to produce the turbines and acquire its components, ability to maintain quality control, collection-related and currency risks from international transactions, the successful outcome of joint venture negotiations, or the Company's ability to manage growth. Other risk factors attributable to the Company's business may affect the actual results achieved by the Company including those that are found in the Company's Annual Report filed with the SEC on Form 10-K for fiscal year ended September 30, 2006 and subsequent Quarterly Reports on Form 10-Q and subsequent Current Reports filed on Form 8-K that will be included with or prior to the filing of the Company's next Quarterly or Annual Report

Source: Composite Technology Corporation